040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20150534672-65
Secretary of State	Filing Date and Time: 12/07/2015 11:51 AM
State of Nevada	Entity Number: E0567502015-5

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: NEXEON MEDSYSTEMS INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ____ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

DAVID MARTIN
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
665 PALOMA COURT	BOULDER CITY	Nevada	89005

Mailing Address (if different from street address)	City	State	Zip Code
665 PALOMA COURT	BOULDER CITY	Nevada	89005

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 100000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) RON CONQUEST
Name

Street Address	City	State	Zip Code
3104 EAST CAMELBACK RD	PHOENIX	AZ	85016

2) ____
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

RON CONQUEST — Name
X RON CONQUEST — **Incorporator Signature**

Address	City	State	Zip Code
3104 EAST CAMELBACK RD	PHOENIX	AZ	85016

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X DAVID MARTIN — 12/7/2015
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
NEXEON MEDSYSTEMS INC (the "Company")

The undersigned for the purposes of forming a- corporation pursuant to NRS Chapter 78 of the Laws of the State of Nevada, do make, file and record this certificate, and do certify that:

ARTICLE I

The duration of the Company shall be perpetual.

ARTICLE II

When a compromise or arrangement is proposed between the corporation and its creditors or any class of them or between the corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation pursuant to the provisions of the Nevada NRS Code or on application of trustees in dissolution or of any receiver or receivers appointed for the corporation pursuant to the provisions of the Nevada NRS Code may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 70% in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the corporation as a consequences of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the applicant has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on compromise.

ARTICLE III.

At each election for directors of the Company, each shareholder shall have the right to vote, in person or by proxy, the number of shares owned by that shareholder for each of as many persons as there are directors to be elected and cumulative voting by the shareholders in the election of directors is hereby expressly prohibited. Elections of directors need not be by written ballot unless otherwise provided for in the Bylaws of the Company. The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the shareholders.

ARTICLE IV.

The shareholders of the Company shall not, by reason of being shareholders of the Company, have a preemptive right to acquire additional, unissued or treasury shares of the Company, or securities of the Company convertible into or carrying a right to subscribe to or acquire shares.

ARTICLE V.

To the fullest extent permitted by the laws of the State of Nevada, as such laws may now or hereafter exist, directors of the Company shall not be liable to the Company or its shareholders for monetary damages for acts or omissions occurring in their capacity as directors. Any repeal or amendment of this Article shall operate prospectively only and shall not adversely affect any limitation of liability which then exists as a result hereof.

ARTICLE VI.

The Company shall indemnify and advance expenses to and may provide indemnity insurance for persons who are named in any lawsuits or other proceedings as a result of their service to the Company as directors or officers of the Company to the fullest extent permitted by the laws of the State of Nevada as such laws may now or hereafter exist. The Company may, but is not required to, indemnify, advance expenses to, and provide indemnity insurance for, persons who are named in any lawsuits or other proceedings as a result of their service to the Company as employees or agents of the Company to the fullest extent permitted by the laws of the State of Nevada as such laws may now or hereafter exist. Any repeal or modification of this Article shall operate prospectively only and shall not adversely affect the rights existing at the time of such repeal or modification of any of the aforementioned persons.

ARTICLE VII.

The Board of Directors is expressly authorized to adopt, alter and amend the Bylaws of Company.

ARTICLE VIII.

Any action required by the Nevada Corporation Law, Nevada Revised Statute Section 78 (the "NRS") to be taken at any annual or special meeting of shareholders, or any action which may be taken at such a meeting. may be taken without a meeting, without prior notice and without a vote, if: (i) if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, and (ii) such written consent or consents are otherwise in compliance with the provisions of NRS.

ARTICLE IX

This Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which this Corporation is authorized to issue is 100,000,000 shares. 75,000,000 shares shall be Common Stock with a par value of $0.001 per share. 25,000,000 shares shall be Preferred Stock with a par value of $0.001 per share, which may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Company as hereinafter provided.

Each share of Common Stock issued and outstanding shall be identical in all respects one with the other. In the event any dividend is paid on any shares of Common Stock, the same dividend shall be paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the laws of the State of Nevada, the holders of Common Stock shall have exclusively all other rights of stockholders.

Authority is hereby expressly granted to the Board of Directors from time to time to issue up to 25,000,000 shares of the Preferred Stock (the "Blank Check Preferred Stock") in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be

stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the NRS. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the establishment thereof. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

ARTICLE X

The name and address of the Incorporator and sole Director of the Company is

Ron Conquest
3104 East Camelback Road, #242
Phoenix, Arizona 85016

Dated this 5th day of December, 2015

// Ron Conquest//

By: ______________________________

Ron Conquest, Signature of Incorporator

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **NEXEON MEDSYSTEMS INC**, did on December 7, 2015, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 7, 2015.

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20151207-0982
You may verify this certificate
online at **http://www.nvsos.gov/**

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

NEXEON MEDSYSTEMS INC — E0567502015-5

NAME OF CORPORATION

FOR THE FILING PERIOD OF DEC, 2015 TO DEC, 2016

100103

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

Filed in the office of	Document Number
Barbara K. Cegavske	20150534675-98
Secretary of State	Filing Date and Time: 12/07/2015 11:51 AM
State of Nevada	Entity Number: E0567502015-5

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
- 001 - Governmental Entity
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
RON CONQUEST	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
3104 EAST CAMELBACK RD , USA	PHOENIX	AZ	85016
NAME	**TITLE(S)**		
RON CONQUEST	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
3104 EAST CAMELBACK RD , USA	PHOENIX	AZ	85016
NAME	**TITLE(S)**		
RON CONQUEST	TREASURER (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
3104 EAST CAMELBACK RD , USA	PHOENIX	AZ	85016
NAME	**TITLE(S)**		
RON CONQUEST	DIRECTOR		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
3104 EAST CAMELBACK RD , USA	PHOENIX	AZ	85016

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X RON CONQUEST

Signature of Officer or Other Authorized Signature

Title: PRESIDENT / DIRECTOR

Date: 12/7/2015 11:51:05 AM

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

NEXEON MEDSYSTEMS INC

Nevada Business Identification # NV20151718862

Expiration Date: December 31, 2016

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 7, 2015

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law <u>cannot</u> be waived.